Exhibit 5.1

February 9, 2023

Staffing 360 Solutions, Inc.

757 Third Avenue, 27th Floor

New York, New York 10017

Re:	Staffing 360 Solutions, Inc.
Registration Statement on Form S-1, Registration No. 333-269308

Ladies and Gentlemen:

We have acted as counsel to Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (Registration No. 333-269308) and the preliminary prospectus forming a part of the registration statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 20, 2023, as thereafter amended or supplemented (the “Registration Statement”). The Prospectus relates to the registration of the proposed offering of (i) 315,000 units, each unit consisting of one share (the “Shares”) of common stock of the Company, par value $0.00001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants” and such shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”); (ii) an aggregate of 1,569,516 pre-funded units, each pre-funded unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”) and one Warrant; and (iii) placement agent warrants (the “Placement Agent Warrants”) to purchase an aggregate of 141,339 shares of Common Stock (the “Placement Agent Shares”) to be issued to H.C. Wainwright & Co., LLC (the “Placement Agent”) or its designees, pursuant to the engagement agreement (as amended, the “Engagement Agreement”), dated as of January 4, 2023, between the Company and the Placement Agent. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof (together, the “Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company (the “Board”) related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the securities purchase agreement entered into by and among the Company and the purchaser named therein, dated February 7, 2023 (the “Securities Purchase Agreement”); (v) the form of Pre-Funded Warrant; (vi) the form of Warrant; (vii) the form of Placement Agent Warrant; (viii) the Engagement Agreement; (ix) a certificate executed by an officer of the Company, dated as of the date hereof; and (x) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have also assumed that, at the time of the issuance of the Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board referred to above will not have been modified or rescinded; and (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus.

The opinion expressed herein is limited to the Delaware General Corporation Law. We have not considered, and express no opinion, as to the laws of any other state or jurisdiction.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized and, when issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	When the Pre-Funded Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and legally binding obligations of the Company.

3.	When the Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

4.	When the Pre-Funded Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Pre-Funded Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

5.	When the Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

6.	When the Placement Agent Warrants have been issued and delivered in accordance with the terms of the Engagement Agreement, the Placement Agent Warrants will constitute valid and legally binding obligations of the Company, and if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Placement Agent Warrants, the Placement Agent Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein as to the validity and legally binding obligation of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants are subject to and qualified and limited (i) by applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP